Exhibit 4.1

THE TORO COMPANY, as Issuer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 26, 2007

Creating a series of Securities
Designated
6.625% Notes due May 1, 2037

Supplemental to Indenture
Dated as of April 20, 2007

FIRST SUPPLEMENTAL INDENTURE, dated as of April 26, 2007 (the “First Supplemental Indenture”), by and between The Toro Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of April 20, 2007 (the “Base Indenture”) to the Trustee to provide for the future issuance of the Company’s unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”), to be issued from time to time in one or more series and unlimited as to principal amount;

WHEREAS, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.625% Notes due May 1, 2037 (the “Notes”), which shall be in the form of unsecured and unsubordinated notes, with specific terms and provisions, the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided herein and in the Base Indenture;

WHEREAS, Section 9.01 of the Base Indenture provides that, without the consent of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture, in form satisfactory to the Trustee, to establish the form and terms of Securities of any series as permitted by Sections 2.01 and 3.01 thereof; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders of Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Definitions.  For all purposes of the Base Indenture and this First Supplemental Indenture relating to the series of Securities (consisting of the Notes) established hereby, except as otherwise expressly provided or unless the context otherwise requires:

(a)           a term not defined herein that is defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

(b)           the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;

(c)           a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(d)           the singular includes the plural and vice versa;

(e)           headings are for convenience of reference only and do not affect interpretation;

(f)            the following terms have the meanings given to them in this Section 1.01(f):

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by both of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could reasonably be expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; provided, however, that a transaction will not be deemed to involve a Change of Control if the Company becomes a wholly owned subsidiary of a holding company and the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction.  For purposes of the foregoing definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right so to vote has been suspended by the happening of such a contingency.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Company” means the Person named as the “Company” in the preamble of this First Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Base Indenture, and thereafter “Company” shall mean such successor Person.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Depositary” means, with respect to the Notes, The Depository Trust Company or any successor clearing agency.

“First Supplemental Indenture” shall have the meaning set forth in the preamble hereto.

“Interest Payment Period” means any semi-annual period during which interest accrues on the Notes in accordance with Section 2.04(b) hereof.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under any successor rating category of Moody’s) and a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P).

“Make-whole Amount” shall have the meaning set forth in Section 3.01 hereof.

“Moody’s” means Moody’s Investors Service Inc.

“Notes” shall have the meaning set forth in the recitals of this First Supplemental Indenture.

“Rating Agencies” means (1) both of Moody’s and S&P (to the extent each of them is then rating the Notes); and (2) if either or both Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for either of Moody’s or S&P, or both of them, as the case may be.

“Reinvestment Rate” means .30% plus the arithmetic mean of the yields under the headings “Week Ending” published in the most recent statistical release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to maturity, as of the payment date of the Notes being redeemed.  If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity will be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.  For purposes of calculating the Reinvestment Rate, the most recent statistical release published prior to the date of determination of the Make-whole Amount will be used.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies Inc.

“Statistical release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by us.

“Trustee” means the Person named as “Trustee” in the preamble of this First Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee under the Base Indenture, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes shall mean the Trustee with respect to the Notes.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Pursuant to Section 3.01 of the Base Indenture, the Notes are hereby established with the following terms and other provisions:

Section 2.01           Designation and Principal Amount.  (a)  There is hereby established a new series of Securities designated the 6.625% Notes due May 1, 2037, which shall be unsecured and unsubordinated obligations of the Company initially limited to an aggregate principal amount of $125,000,000, subject to Section 2.01(b) below and excluding any Notes which may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Base Indenture.

(b)           The Company may, from time to time, subject to compliance with any other applicable provisions of this First Supplemental Indenture but without the consent of the Holders, create and issue pursuant to this First Supplemental Indenture an unlimited principal amount of additional Securities (in excess of any amounts theretofore issued) having the same terms and conditions as those of the other outstanding Securities, except that any such additional Securities (i) may have a different issue date and issue price from other outstanding Securities and (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than the amount payable on other outstanding Securities.  Such additional Securities shall constitute part of the same series of Securities hereunder, unless any such adjustment pursuant to this Section 2.01(b) shall cause such additional Securities to constitute, as determined pursuant to an opinion of counsel, a different class of securities than the original series of Securities for United States federal income tax purposes.

Section 2.02           Stated Maturity.  The date on which the principal of the Notes shall become due and payable is May 1, 2037.

Section 2.03           Form, Denominations and Payment.  The Notes shall be issued only in registered form without coupons and shall be initially issued in the form of one or more permanent Global Securities, in the form as set forth in Article IV hereof.  The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  Payment of any principal (and premium, if any) and interest on Notes issued as Global Securities shall be payable by the Company through the Trustee or another Paying Agent to the Depositary in immediately available funds.

Section 2.04           Interest.

(a)           The Notes will bear interest at the per annum rate of 6.625%, payable semi-annually in arrears on each May 1 and November 1, commencing November 1, 2007 (each, an “Interest Payment Date”).

(b)           Interest will accrue from and including April 26, 2007 or the last Interest Payment Date in respect of which interest has been paid or duly provided for, as applicable, to, but not including, the next succeeding Interest Payment Date or, if earlier, an applicable Redemption Date or the Stated Maturity, as the case may be.  Otherwise than in connection with the Stated Maturity of, early redemption of, or the payment in whole or in part of Defaulted Interest on, the Notes, interest on the Notes may be paid only on an Interest Payment Date.

(c)           The amount of interest payable for any full Interest Payment Period will be computed on the basis of a 360-day year consisting of twelve thirty-day months.

(d)           In the event that any Interest Payment Date is not a Business Day, payment of the interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day without any interest or other payment in respect of any such delay.

(e)           Interest shall be payable on each Interest Payment Date to the person in whose name the Note is registered at the close of business on the Regular Record Date for such interest payment, which shall be the April 15th or October 15th (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

Section 2.05           Defeasance and Covenant Defeasance.  The Notes shall be defeasible pursuant to Section 13.02 (Defeasance and Discharge) and Section 13.03 (Covenant Defeasance) of the Base Indenture.

ARTICLE III

REDEMPTION OF THE NOTES

Section 3.01           Optional Redemption.  The Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, upon notice given by mail not less than 30 nor more than 60 days before the Redemption Date, at a Redemption Price equal to the sum of the principal amount of the Notes called for redemption, accrued interest on that principal amount to the Redemption Date, and the Make-whole Amount, if any, with respect to the Notes.  “Make-whole Amount” means, in connection with any redemption at the option of the Company, the excess, if any, of (a) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis (assuming a 360-day year of twelve 30-day months), such principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (b) the aggregate principal amount of the Notes being redeemed.  The Company may, at its option, designate any third party to act as calculation agent with respect to the Make-whole Amount; provided, however, that the Trustee shall not be responsible or liable for the calculation of any Make-whole Amount. In case the Company shall elect to redeem less than all of the Notes, the Company shall, not less than 30 days nor more than 60 days prior to the redemption date fixed by the Company, notify the Trustee in writing of such redemption date, and of the principal amount of the Notes to be redeemed.

The Company shall give prior written notice of any Make-Whole Amount prior to the date of payment thereof.  The Trustee shall not be responsible or liable for the calculation of any Make-Whole Amount.

Section 3.02           No Sinking Fund.  The Notes shall not be entitled to the benefit of any sinking fund.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01           Repurchase Upon Change of Control Triggering Event.  (a) If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes as described in Article III above, it will make an offer to each holder (the “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase.  Within 30 days following any Change of Control Triggering Event, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice.

(b) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the Notes by virtue of such conflicts.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)  deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased.

ARTICLE V

FORM OF NOTE

Section 5.01           Form of Note.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

[FORM OF NOTE]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the “Depositary”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

6.625% NOTE DUE May 1, 2037

THE TORO COMPANY

No.	CUSIP No.

PRINCIPAL AMOUNT:   $125,000,000.00

The Toro Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION U.S. Dollars (U.S.$125,000,000.00) on May 1, 2037 and to pay interest thereon from April 26, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year, commencing November 1, 2007 at the rate of 6.625% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6.625% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15th or October 15th (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 20, 2007 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), as amended and supplemented by a First Supplemental Indenture dated as of April 26, 2007, between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the

terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Company may, at its option, redeem this Security, in whole at any time or in part from time to time, upon notice given by mail not less than 30 nor more than 60 days before the Redemption Date, at a Redemption Price equal to the sum of the principal amount of this Security, accrued interest on that principal amount to the Redemption Date, and the Make-whole Amount, if any, with respect to this Security.

For purposes of the immediately preceding paragraph, the following defined terms shall have the meanings specified:

“Make-whole Amount” means, in connection with any redemption at the option of the Company, the excess, if any, of the (a) aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis (assuming a 360-day year of twelve 30-day months), such principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (b) the aggregate principal amount of Securities with like tenor and terms to this Security being redeemed.  In case the Company shall elect to redeem less than all of the Securities with like tenor and terms to this Security, the Company shall, not less than 30 days nor more than 60 days prior to the redemption date fixed by the Company, notify the Trustee in writing of such redemption date, and of the principal amount of such Securities to be redeemed.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Securities as described above, the Company shall make an offer to each Holder (the “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, thereon, to the date of repurchase.  Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities on the payment date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Securities and described in such notice.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Triggering Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control repurchase provisions of the Securities, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the Securities by virtue of such conflicts.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i)             accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(ii)          deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(iii)       deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased.

“Below Investment Grade Rating Event” means the Securities are rated below an Investment Grade Rating by both of the Rating Agencies (as defined below) on any date from the date of the public notice of an arrangement that could reasonably be expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies).

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s voting stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; provided, however, that a transaction will not be deemed to involve a Change of Control if the Company becomes a wholly owned subsidiary of a holding company and the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction.  For purposes of the foregoing definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the Company, even if the right so to vote has been suspended by the happening of such a contingency.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the Securities; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under any successor rating category of Moody’s) and a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agencies” means (1) both of Moody’s and S&P (to the extent each of them is then rating the Securities); and (2) if either or both of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for either of Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies Inc.

The Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer of this

Security or in exchange for or in lieu of this Security, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company, the Trustee, and any Paying Agent may deem and treat the registered Holder hereof as the absolute owner of this Security at his, her or its address as it appears on the register books of the Company as kept by the Trustee or duly authorized agent of the Company (whether or not this Security shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectively satisfy and discharge liability for moneys payable on this Security.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

THE TORO COMPANY

By:
Name:
Title:

The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants	UNIF GIFT MIN ACT - . . .Custodian..
	in common	(Cust) (Minor)
TEN ENT -	as tenants by	Under Uniform Gifts to
	the entireties	Minor Act
JT TEN -	as joint tenants
with right of
survivorship and
	not as tenants in	(State)
Common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address including postal zip code of Assignee)

the within Security of THE TORO COMPANY and does hereby irrevocably constitute and appoint                                                                                 attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

[NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

ARTICLE VI

MISCELLANEOUS

Section 6.01           Ratification of Indenture.  The Base Indenture as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02           Governing Law.  This First Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed entirely within said State.

Section 6.03           Separability.  In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes; this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 6.04           Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.05           Recitals.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.  The recitals and statements herein and in the Notes (except in the Trustee’s certificate of authentication) are deemed to be those of the Company and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

THE TORO COMPANY

By:	/s/ Stephen P. Wolfe
Name: Stephen P. Wolfe
Title: Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ D. G. Donovan
Name: D.G. Donovan
Title: Vice President